Exhibit 99.6

Wells Fargo Bank, N.A.,

as Servicer

and

Lehman Brothers Holdings Inc.,

as Seller

and

Aurora Loan Services Inc.,

as Master Servicer

SASCO Mortgage Loan Trust 2004-GEL2
Mortgage Backed Notes, Series 2004-GEL2

SECURITIZATION SUBSERVICING AGREEMENT

Dated as of June 1, 2004

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FANNIE MAE GUIDE 95-19

EXHIBITS

EXHIBIT A	MORTGAGE LOAN SCHEDULE
EXHIBIT B	CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT C	ESCROW ACCOUNT CERTIFICATION
EXHIBIT D-1	SASCO 2004-GEL2 TRANSFER AND SERVICING AGREEMENT
EXHIBIT D-2	SASCO 2004-GEL2 INDENTURE
EXHIBIT E	FORM OF CERTIFICATION
EXHIBIT F	FANNIE MAE GUIDE NO. 95-19
EXHIBIT G	FORECLOSURE RESTRICTED LOANS

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          This SECURITIZATION SUBSERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of June, 2004, by and among LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (the “Seller”), WELLS FARGO BANK, N.A., a national banking association (the “Servicer”), AURORA LOAN SERVICES INC., as master servicer under the Transfer and Servicing Agreement (as defined herein, with a copy attached hereto as Exhibit D-1) (the “Master Servicer”), and acknowledged by U.S. BANK NATIONAL ASSOCIATION, as indenture trustee under the Indenture (as defined herein, with a copy attached hereto as Exhibit D-2) (the “Indenture Trustee”), recites and provides as follows:

W I T N E S S E T H:

          WHEREAS, the Servicer and Lehman Brothers Bank, FSB (the “Bank”) are parties to a Flow Subservicing Agreement, dated as of October 1, 2003 (the “Bank Flow Servicing Agreement”), pursuant to which the Servicer services certain of the residential, fixed and adjustable rate mortgage loans identified on Exhibit A hereto originated by unrelated third party originators (the “Bank Mortgage Loans”).

          WHEREAS, pursuant to an Assignment and Assumption Agreement, dated as of June 1, 2004 (the “Assignment Agreement”), the Seller acquired from the Bank all of the Bank’s right, title and interest in and to the mortgage loans currently serviced under the Bank Flow Servicing Agreement and assumed for the benefit of the Servicer and the Bank the rights and obligations of the Bank as owner of such mortgage loans pursuant to the Bank Flow Servicing Agreement.

          WHEREAS, the Servicer and the Seller are parties to a Flow Subservicing Agreement, dated as of October 1, 2003 (the “Holdings Flow Servicing Agreement”), pursuant to which the Servicer services certain of the mortgage loans identified on Exhibit A hereto originated by unrelated third party originators (the “Holdings Mortgage Loans,” and together with the Bank Mortgage Loans, the “Mortgage Loans”).

          WHEREAS, the Seller has conveyed the Mortgage Loans on a servicing-retained basis to Structured Asset Securities Corporation (the “Depositor”), which in turn has conveyed the Mortgage Loans and has assigned such rights to SASCO Mortgage Loan Trust 2004-GEL2 (the “Issuer”) pursuant to the Transfer and Servicing Agreement, among the Issuer, the Master Servicer, the Depositor, The Murrayhill Company, as credit risk manager, and the Indenture Trustee as indenture trustee and custodian, which in turn has pledged the Mortgage Loans and such rights to the Indenture Trustee;

          WHEREAS, from time to time certain other of the Mortgage Loans conveyed by the Depositor to the Indenture Trustee under the Transfer and Servicing Agreement on the Closing Date and serviced by other servicers may subsequent to the Closing Date be transferred to the Servicer for servicing under this Agreement, at which date Exhibit A hereto will be amended to include such mortgage loans which will then be considered “Mortgage Loans” under this Agreement;

          WHEREAS, the Seller desires that the Servicer service the Mortgage Loans pursuant to this Agreement, and the Servicer has agreed to do so, subject to the right of the Seller and of the Master Servicer to terminate the rights and obligations of the Servicer hereunder at any time and to the other conditions set forth herein;

          WHEREAS, the Seller and the Servicer agree that the provisions of the Bank Flow Servicing Agreement and Holdings Flow Servicing Agreement shall not apply to such related Mortgage Loans for so long as such related Mortgage Loans remain subject to the provisions of the Trust Agreement;

          WHEREAS, the Master Servicer shall be obligated under the Transfer and Servicing Agreement, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Indenture Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Servicing Agreement upon the occurrence and continuance of an Event of Default as provided herein;

          WHEREAS, the Servicer has agreed to service the Mortgage Loans on behalf of the Issuer, the Securityholders and the Indenture Trustee under the supervision of the Master Servicer pursuant to the terms of this Agreement;

          WHEREAS, the Seller and the Servicer acknowledge and agree that the Seller will assign all of its rights and delegate all of its obligations hereunder (excluding (i) the Seller’s rights and obligations as owner of the servicing rights relating to the Mortgage Loans, (ii) its rights to terminate the rights and obligations of the Servicer under Sections 8.02(iii) and 8.03 hereunder and (iii) its obligations pursuant to Section 9.02, all of which rights and obligations will remain with the Seller or be delegated or assigned by the Master Servicer) to the Indenture Trustee, and that each reference herein to the Seller is intended, unless otherwise specified, to mean the Seller or the Indenture Trustee, as assignee, whichever is the owner of the Mortgage Loans from time to time;

          NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller, the Master Servicer and the Servicer hereby agree as follows:

ARTICLE I.

DEFINITIONS

          The following terms are defined as follows:

          Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

          Agreement: This Securitization Subservicing Agreement and all amendments hereof and supplements hereto.

          Ancillary Income: All income derived from the Mortgage Loans (excluding (i) the Wells Fargo Servicing Fee and (ii) Prepayment Charges attributable to the Mortgage Loans), including but not limited to interest received on funds deposited in the Custodial Account or any Escrow Account, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges. The Servicer shall retain all Ancillary Income to the extent not required to be deposited into the Custodial Account.

          Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Seller or its designee to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

          Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of Colorado, Iowa, Maryland, Minnesota and New York are authorized or obligated by law or executive order to be closed.

          Closing Date: June 30, 2004.

          Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

          Combined Loan-to-Value Ratio: As to any Mortgage Loan at any date of determination, the ratio (expressed as a percentage) of the principal balance of such Mortgage Loan at the date of determination, plus the principal balance of any Superior Lien based upon the most recent information available to the Servicer, to (a) in the case of a purchase, the lesser of the sales price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of such refinancing or modification.

          Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

          Custodial Account: The separate account or accounts created and maintained pursuant to Section 3.03.

          Custodial Agreement: Each custodial agreement relating to the custody of certain of the Mortgage Loans, between a Custodian and the Trustee, as acknowledged by the related Servicers, each dated as of June 1, 2004.

          Custodian: Each of U.S. Bank National Association, Deutsche Bank National Trust Company, LaSalle Bank National Association and Wells Fargo Bank, N. A. and their respective successors and assigns.

          Cut-off Date: June 1, 2004.

          Depositor: Structured Asset Securities Corporation, a Delaware corporation, or any successor in interest.

          Determination Date: With respect to each Remittance Date, the 15th day of the month in which such Remittance Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

          Distressed Mortgage Loan: As of any Determination Date, any Mortgage Loan that is delinquent in payment for a period of ninety (90) days or more, without giving effect to any grace period permitted by the related Mortgage Loan, or for which the Servicer or Indenture Trustee has accepted a deed in lieu of foreclosure.

          Distribution Date: Commencing in July 2004, the 25th day of each month (or, if such day is not a Business Day, the next succeeding Business Day).

          Due Date: The day of the calendar month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. Pursuant to Section 4.04, with respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month.

          Due Period: With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

          Eligible Deposit Account: An account that is maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution.

          Eligible Institution: Any of the following:

               (i) an institution whose:

                    (A) commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P, if the amounts on deposit are to be held in the account for no more than 365 days; or

                    (B) commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (ii), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift, or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

               (ii) the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

          Environmental Problem Property: A Mortgaged Property or REO Property that is in violation of any environmental law, rule or regulation.

          Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Servicer in accordance with Section 3.13.

          Escrow Account: The separate account or accounts operated and maintained pursuant to Section 3.05.

          Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

          Event of Default: Any event set forth in Section 8.01.

          Fannie Mae: Fannie Mae, or any successor thereto.

          Fannie Mae Guides: The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto.

          FASIT: A “financial asset securitization investment trust” within the meaning of Section 860L(a) of the Code.

          FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

          Fidelity Bond: A fidelity bond to be maintained by the Servicer in accordance with Section 3.13.

          Fitch: Fitch Ratings or any successor in interest.

          Foreclosure Restricted Loan: Any Mortgage Loan that is 60 days or more delinquent in payment as of July 1, 2004, each of which is listed on Exhibit G hereto.

          Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

          General Servicing Fee: With respect to each Due Period and any Mortgage Loan, an amount equal to one-twelfth the product of (i) the General Servicing Fee Rate and (ii) the outstanding principal balance of such Mortgage Loan as of the related Determination Date. The General Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.02 of this Agreement) of such Monthly Payments collected by the Servicer, or as otherwise provided under this Agreement.

          General Servicing Fee Rate: 0.50% per annum.

          Holder: The meaning set forth in the Indenture.

          Indenture Trustee: U.S. Bank National Association, or any successor in interest, or if any successor indenture trustee or co-trustee shall be appointed as provided in the Transfer and Servicing Agreement, then such successor indenture trustee or such co-trustee, as the case may be.

          Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, including the proceeds of any hazard or flood insurance policy, LPMI Policy or PMI Policy.

          Issuer: SASCO Mortgage Loan Trust 2003-GEL1.

          Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, Indenture Trustee’s sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

          LPMI Loan: A Mortgage Loan with a LPMI Policy.

          LPMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer pursuant to which the related premium is to be paid by the Master Servicer or the Indenture Trustee from payments of interest made by the Mortgagor in an amount as is set forth in the related Mortgage Loan Schedule. An LPMI Policy shall also include any policy of primary mortgage guaranty insurance issued by a Qualified Insurer that is purchased by the Seller with respect to some or all of the Mortgage Loans.

          Master Servicer: Aurora Loan Services Inc., or any successor in interest, or if any successor master servicer shall be appointed as provided in the Transfer and Servicing Agreement, then such successor master servicer.

          MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

          MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

          MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

          Monthly Advance: With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan on the Due Date in the related Due Period, and that (i) was delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan. To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by a an Officer’s Certificate of a Servicing Officer delivered to the Master Servicer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination.

          Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

          Moody’s: Moody’s Investors Service, Inc. or any successor in interest.

          Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

          Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy to be maintained by the Servicer in accordance with Section 3.12.

          Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note after giving effect to any applicable Relief Act Reduction.

          Mortgage Loan: An individual mortgage loan that is the subject of this Agreement and identified on the related Mortgage Loan Schedule, which may be a first lien Mortgage Loan or a subordinate lien Mortgage Loan and which Mortgage Loan includes without limitation the Mortgage Loan documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds,

and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

          Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Master Servicer, which shall be equal to the Mortgage Interest Rate minus the General Servicing Fee, if any.

          Mortgage Loan Schedule: A schedule of the Mortgage Loans attached hereto as Exhibit A setting forth information with respect to such Mortgage Loans as agreed to by the Seller, the Servicer and the Master Servicer, including but not limited to (i) a data field indicating whether such Mortgage Loan is insured under a PMI Policy or LPMI Policy and identifying the related Qualified Insurer, (ii) a Prepayment Charge Schedule, which Mortgage Loan Schedule may be amended from time to time to include additional mortgage loans which are transferred to the Servicer by a Prior Servicer in a Servicing Transfer, (iii) a data field indicating the applicable Custodian and (iv) a data field indicating the Wells Fargo Servicing Fee Rate.

          Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

          Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

          Mortgagor: The obligor on a Mortgage Note.

          Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President, or a Vice President or an assistant Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Seller, the Master Servicer and the Indenture Trustee as required by this Agreement.

          Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Seller, the Master Servicer and the Indenture Trustee, but which must be an independent outside counsel with respect to any such opinion of counsel concerning all federal income tax matters. An independent outside counsel’s Opinion of Counsel shall be obtained at the expense of the party requesting such Opinion of Counsel but shall be obtained at the expense of the Trust Fund if the Trustee is requesting such opinion.

          Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

          PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, including any bulk policy acquired in respect of the Mortgage Loans, as required by this Agreement with respect to certain Mortgage Loans.

          Prepayment Charge: With respect to any Mortgage Loan and Remittance Date, the charges or premiums, as specified in the Prepayment Charge Schedule, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Principal Prepayment Period in accordance with the terms thereof.

          Prepayment Charge Schedule: A data field in the Mortgage Loan Schedule attached hereto as Exhibit A which sets forth the amount or method of calculation of the Prepayment Charge and the term during which such Prepayment Charge is imposed with respect to a Mortgage Loan.

          Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net of the General Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

          Prime Rate: The prime rate published from time to time, as published as the average rate in The Wall Street Journal Northeast Edition.

          Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan, including any payment or other recovery of principal in connection with repurchase of a Mortgage Loan by the Seller, the Servicer, or any other Person, which is received in advance of its scheduled Due Date, including any Prepayment Charge or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          Principal Prepayment Period: With respect to any Remittance Date and any full or partial Principal Prepayment, the calendar month immediately preceding the month of such Remittance Date.

          Prior Servicer: Any prior servicer (other than the Servicer) of any or all of the Mortgage Loans.

          Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

          Rating Agency: Each of Moody’s, Fitch and S&P or their successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable person, agreed upon and designated by the Seller, notice of which designation shall be given to the Indenture Trustee, the Master Servicer and the Servicer.

          Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Servicemembers Civil Relief Act, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

          Remittance Date: With respect to each Distribution Date, the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of the month in which such Distribution Date occurs.

          REO Disposition: The final sale by the Servicer of any REO Property.

          REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 3.17.

          REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trustee through foreclosure or by deed in lieu of foreclosure, as described in Section 3.17.

          S&P: Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc. or any successor in interest.

          Seller: Lehman Brothers Holdings Inc. or its successor in interest or assigns.

          Seller Remittance Amount: With respect to each Due Period and any Mortgage Loan, an amount equal to one-twelfth the product of (a) the Seller Remittance Rate and (b) the outstanding principal balance of the Mortgage Loan as of the related Determination Date. The obligation of the Servicer to pay the Seller Remittance Amount with respect to a Mortgage Loan is limited to, and the Seller Remittance Amount is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.02 of this Agreement) of the Monthly Payments collected by the Servicer with respect to such Mortgage Loan, or as otherwise provided under this Agreement.

          Seller Remittance Rate: With respect to each Mortgage Loan, the difference between the General Servicing Fee Rate and the Wells Fargo Servicing Fee Rate.

          Servicer: Wells Fargo Bank, N.A. or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

          Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, PMI Policy premiums and fire and hazard insurance coverage, (e) in connection with the liquidation of a Mortgage Loan which has a Superior Lien, any expenditures relating to the purchase or maintenance of any Superior Lien pursuant to Section 3.24 hereof, (f) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property, (g) compliance with the obligations pursuant to the provisions of the Fannie

Mae Guides and (h) penalties or late fees that were advanced by the Servicer but which did not arise out of strict compliance with this Agreement.

          Servicing File: The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are delivered to or generated by the Servicer and held in trust for the Indenture Trustee by the Servicer.

          Servicing Officer: Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Master Servicer upon request, as such list may from time to time be amended.

          Servicing Transfer: Any transfer of the servicing by a Prior Servicer of Mortgage Loans to the Servicer under this Agreement.

          Servicing Transfer Date: The date on which a Servicing Transfer occurs.

          Special Servicer: The person designated by the Seller (with the prior written consent of the Indenture Trustee and the Master Servicer) to assume the servicing of Distressed Mortgage Loans pursuant to Section 8.04 hereof.

          Superior Lien: With respect to any Mortgage Loan, any other mortgage loan relating to the corresponding Mortgaged Property which creates a lien on the Mortgaged Property which is senior to the Mortgage Loan.

          Termination Fee: The amount that the Seller shall be required to pay to the Servicer as liquidated damages as a result of the Seller terminating this Agreement without cause with respect to some or all of the Mortgage Loans pursuant to Section 8.02 hereof.

          Termination Fee Percentage: Means (i) 0.75% for any termination during the first year following the Closing Date, (ii) 0.50% for any termination during the second year following the Closing Date, (iii) 0.25% for any termination during the third year following the Closing Date and (iv) no fee (0.00%) for any termination at any time after the third anniversary of the Closing Date.

          Transfer and Servicing Agreement: The Transfer and Servicing Agreement dated as of June 1, 2004, among the Issuer, the Indenture Trustee, the Master Servicer, The Murrayhill Company, as credit risk manager, and the Depositor.

          Trigger Event: Not applicable.

          Trust: The trust established by the Trust Agreement, the assets of which consist of the Mortgage Loans and the Cap Agreement (to the extent provided in the Transfer and Servicing Agreement) and any related assets.

          Trust Agreement: The Trust Agreement dated as of June 1, 2004, among the Wilmington Trust Company, as owner trustee, the Depositor, and U.S. Bank National Association, as administrator.

          Trust Fund: The trust fund established by the Trust Agreement, the assets of which consist of the Mortgage Loans and any other assets as set forth therein.

          Trustee: U.S. Bank National Association, or any successor in interest, or if any successor trustee or co-trustee shall be appointed as provided in the Trust Agreement, then such successor trustee or such co-trustee, as the case may be.

          Wells Fargo Servicing Fee: With respect to each Due Period and any Mortgage Loan, an amount equal to the sum of (a) one-twelfth the product of (i) the Wells Fargo Servicing Fee Rate and (ii) the outstanding principal balance of such Mortgage Loan as of the related Determination Date. The Wells Fargo Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds to the extent permitted by Section 3.04 of this Agreement) of such Monthly Payments collected by the Servicer, or as otherwise provided under this Agreement.

          Wells Fargo Servicing Fee Rate: For each Mortgage Loan, the per annum rate set forth in the Mortgage Loan Schedule.

          Any capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Trust Agreement.

ARTICLE II.
SELLER’S ENGAGEMENT OF SERVICER TO PERFORM SERVICING
RESPONSIBILITIES

          Section 2.01. Contract for Servicing; Possession of Servicing Files.

          The Seller, by execution and delivery of this Agreement, does hereby contract with the Servicer as an independent contractor, subject to the terms of this Agreement, for the servicing of the Mortgage Loans. On or before the Closing Date or Servicing Transfer Date, as applicable, the Seller shall cause to be delivered to the Servicer, the Servicing Files with respect to the Mortgage Loans listed on the Mortgage Loan Schedule.

          The Servicer shall maintain a Servicing File with respect to each Mortgage Loan in order to service such Mortgage Loans pursuant to this Agreement and each Servicing File delivered to the Servicer shall be held in trust by the Servicer for the benefit of the Issuer, subject to the lien of the Indenture Trustee; provided, however, that the Servicer shall have no liability for any Servicing Files (or portions thereof) not delivered by the Seller. The Servicer’s possession of any portion of the Mortgage Loan documents shall be at the will of the Issuer, subject to the lien of the Indenture Trustee for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Issuer, subject to the lien of the Indenture Trustee and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Issuer, subject to the lien of the Indenture Trustee and shall be retained and maintained, in trust, by the Servicer at the will of the Issuer, subject to the lien of the Indenture Trustee in such custodial capacity only. The portion of each Servicing File retained by the Servicer pursuant to this Agreement shall be appropriately marked to clearly reflect the ownership of the related Mortgage Loan by the Issuer, subject to the lien of the Indenture Trustee. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

          Section 2.02. Books and Records.

          All rights arising out of the Mortgage Loans shall be vested in the Issuer, subject to the lien of the Indenture Trustee, subject to the Servicer’s right to service and administer the Mortgage Loans hereunder in accordance with the terms of this Agreement. All funds received on or in connection with a Mortgage Loan, other than the Wells Fargo Servicing Fee and other compensation and reimbursement to which the Servicer is entitled as set forth herein, including but not limited to Section 5.03 below, shall be received and held by the Servicer in trust for the benefit of the Issuer, subject to the lien of the Indenture Trustee pursuant to the terms of this Agreement.

          The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 3.01 within one week of their execution; provided, however, that the Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 120 days of its submission for recordation.

ARTICLE III.

SERVICING OF THE MORTGAGE LOANS

          Section 3.01. Servicer to Service.

          The Servicer, as an independent contractor, shall service and administer the Mortgage Loans from and after the Closing Date or Servicing Transfer Date, as applicable, and shall have full power and authority, acting alone or through the utilization of a third party service provider, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices. The Servicer shall service the Mortgage Loans in accordance with the guidelines of the applicable agency guides and shall comply with the rules and regulations of the applicable agency. The Servicer shall be responsible for any and all acts of a third party service provider and the Servicer’s utilization of such third party service provider shall in no way relieve the liability of the Servicer under this Agreement.

          Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Securityholders; provided, however, that unless the Servicer has obtained the prior written consent of the Master Servicer, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate (except for modifications relating to Relief Act Reductions), defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance in accordance with Section 4.03, in an amount equal to the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 3.04. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Indenture Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Upon the reasonable request of the Servicer, the Indenture Trustee shall execute and deliver to the Servicer with any powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the Indenture Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement; provided, that the Indenture Trustee shall not be liable for the actions of the Servicer under such powers of attorney unless such actions of the Servicer are performed at, and in accordance with, the written direction of the Indenture Trustee. Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension. Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any FASIT created under the Trust Agreement to fail to qualify as a FASIT or result in the imposition of any tax under Section 860L(e) of the Code.

          The Servicer is authorized, without the prior approval of the Indenture Trustee, to consent to the refinancing of any Superior Lien on Mortgaged Property, provided that (i) the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; (ii) the interest rate, or in the case of any Superior Lien which is an adjustable rate Mortgage Loan, the applicable Maximum Rate which can be charged under the related Mortgage Note is no more than 2.00% higher than the interest rate or the Maximum Rate, as the case may be, on the Mortgage Loan evidencing the existing Superior

Lien immediately prior to the date of such refinancing; (iii) the Mortgage Loan evidencing the Superior Lien is not subject to negative amortization and (iv) the Monthly Payment on the Mortgage Loan evidencing the existing Superior Lien has not increased since the Due Date immediately prior to the date of such refinancing.

          The Servicer shall not without the Indenture Trustee’s written consent: (i) initiate any action, suit or proceedings solely under the Indenture Trustee’s name without indicating the Servicer’s, representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Indenture Trustee to be registered to do business in any state. The Servicer shall indemnify the Indenture Trustee for any and all costs, liabilities and expenses incurred by the Indenture Trustee in connection with the negligent or willful misuse of such powers of attorney by the Servicer.

          In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it would employ and exercise in servicing and administering similar mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement.

          Section 3.02. Collection and Liquidation of Mortgage Loans.

          Continuously from the Closing Date or Servicing Transfer Date, as applicable, until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

          The Servicer shall use its best efforts, consistent with the procedures that the Servicer would use in servicing similar mortgage loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.01. The Servicer shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Indenture Trustee, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Master Servicer after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 3.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (1) the Servicer would take for other institutional investors under similar circumstances with respect to a similar mortgage loan, (2) shall be consistent with Accepted Servicing Practices, (3) the Servicer shall determine prudently to be in the best interest of the Indenture Trustee and the Securityholders, and (4) is consistent with any related PMI Policy or LPMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 3.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Servicer shall commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings, the Servicer shall notify the Master Servicer in writing of the Servicer’s intention to do so, and the Servicer shall not commence foreclosure proceedings if the Master Servicer objects to such action within three (3) Business Days of receiving such notice. In such connection, the Servicer shall be responsible for advancing all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Section 3.04.

          Section 3.03. Establishment of and Deposits to Custodial Account.

          The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Wells Fargo Bank, N.A. in trust for U.S. Bank National Association, as Indenture Trustee for SASCO Mortgage Loan Trust 2004-GEL2.” The Custodial Account shall be an Eligible Deposit Account established with an Eligible Institution. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.04. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit B hereto. A copy of such certification shall be furnished to the Master Servicer.

          The Servicer shall deposit in the Custodial Account within one (1) Business Day of the Servicer’s receipt, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Cut-off Date (other than scheduled payments of principal and interest due on or before the Cut-off Date) or the Servicing Transfer Date, as applicable:

               (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

               (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate and the Seller Remittance Amount;

               (iii) all Prepayment Charges;

               (iv) all Liquidation Proceeds;

               (v) all Insurance Proceeds including amounts required to be deposited pursuant to Section 3.11 (other than proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Accepted Servicing Practices);

               (vi) all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Accepted Servicing Practices;

               (vii) any amount required to be deposited in the Custodial Account pursuant to this Agreement;

               (viii) with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Servicer’s own funds without reimbursement therefor up to a maximum amount per month of the General Servicing Fee actually received for such month for the Mortgage Loans;

               (ix) all Monthly Advances made by the Servicer pursuant to Section 4.03;

               (x) any amounts received from the seller of a Mortgage Loan or any other person giving representations and warranties with respect to the Mortgage Loan, in connection with the repurchase of any Mortgage Loan;

               (xi) any amounts required to be deposited by the Servicer pursuant to Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy;

               (xii) any amounts received with respect to or related to any REO Property or REO Disposition Proceeds;

               (xiii) any amounts required to be deposited by the Servicer pursuant to Section 3.16 in connection with any unpaid claims that are a result of a breach by the Servicer or any subservicer of the obligations hereunder or under the terms of a PMI Policy; and

               (xiv) any amounts received by the Servicer under a PMI or LPMI Policy.

          The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of the Wells Fargo Servicing Fee and Ancillary Income need not be deposited by the Servicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04. Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer.

          Section 3.04. Permitted Withdrawals From Custodial Account.

          The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

               (i) to make payments to the Master Servicer in the amounts and in the manner provided for in Section 4.01;

               (ii) to deposit the Seller Remittance Amount into the Collection Account, for ultimate payment to the Seller;

               (iii) in the event the Servicer has elected not to retain the Wells Fargo Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds) prior to the deposit of such Mortgagor payment or recovery in the Custodial Account, to pay to itself the related Wells Fargo Servicing Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan;

               (iv) following the liquidation of a Mortgage Loan, to reimburse itself for unreimbursed Monthly Advances and Servicing Advances, the Servicer’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to such Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Indenture Trustee and the Securityholders;

               (v) to reimburse itself for any unpaid Wells Fargo Servicing Fees, the Servicer’s right to reimburse itself pursuant to this subclause (iv) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Trust Fund;

               (vi) to reimburse itself for remaining unreimbursed Servicing Advances and unpaid Servicing Fees with respect to any defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover on behalf of the Indenture Trustee and the Securityholders from or on account of such Mortgage Loan have been recovered;

               (vii) to pay itself interest on funds deposited in the Custodial Account;

               (viii) to transfer funds to another Eligible Institution in accordance with Section 3.11 hereof;

               (ix) to withdraw funds deposited in error; and

               (x) to clear and terminate the Custodial Account upon the termination of this Agreement.

          Section 3.05. Establishment of and Deposits to Escrow Account.

          The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “Wells Fargo Bank, N.A. in trust for U.S. Bank National Association, as Indenture Trustee for SASCO Mortgage Loan Trust 2004-GEL2.” The Escrow Accounts shall be Eligible Deposit Accounts established with an Eligible Institution. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit C hereto. A copy of such certification shall be furnished to the Master Servicer.

          The Servicer shall deposit in the Escrow Account or Accounts within one (1) Business Day of the Servicer’s receipt, and retain therein:

               (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

               (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

          The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

          Section 3.06. Permitted Withdrawals From Escrow Account.

          Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

               (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

               (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

               (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

               (iv) to the extent permitted by applicable law, for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

               (v) for application to restoration or repair of the Mortgaged Property in accordance with Section 3.15;

               (vi) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

               (vii) to withdraw funds deposited in error; and

               (viii) to clear and terminate the Escrow Account on the termination of this Agreement.

          The Servicer will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Section 3.06, reimbursable from the Escrow Accounts or Custodial Account to the extent not collected from the related Mortgagor, anything to the contrary notwithstanding, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in the exercise of the required standard of care of the Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will, within ten (10) Business Days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property.

          Section 3.07. Notification of Adjustments.

          With respect to each adjustable rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Seller thereby.

          Section 3.08. (Reserved.)

          Section 3.09. Payment of Taxes, Insurance and Other Charges.

          (a) With respect to each Mortgage Loan which provides for Escrow Payments, the Servicer shall maintain accurate records of those escrowed items which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) (“Property Charges”) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and such payments

          (b) To the extent that a Mortgage Loan does not provide for Escrow Payments, the Servicer shall make advances from its own funds to effect payment of all Property Charges upon receipt of notice of any failure to pay on the part of the Mortgagor, or at such other time as the Servicer determines to be in the best interest of the Indenture Trustee and the Securityholders, provided, that in any event the Servicer shall pay such charges on or before the earlier of (a) any date by which payment is necessary to preserve the lien status of the Mortgage or (b) the date which is ninety days after the date on which such charges first became due. The Servicer shall pay any late fee or penalty which is payable due to any delay in payment of any Property Charge after the earlier to occur of (a) the date on which the Servicer receives notice of the failure of the Mortgagor to pay such Property Charge or (b) the date which is ninety days after the date on which such charges first became due.

          Section 3.10. Protection of Accounts.

          The Servicer may transfer the Custodial Account or any Escrow Account to a different Eligible Institution from time to time and shall give notice to the Master Servicer of any change in the location of the Custodial Account; provided that in the event the Custodial Account or any Escrow Account is held in a depository institution or trust company that ceases to be an Eligible Institution, the Servicer shall transfer such Custodial Account or Escrow Account, as the case may be, to an Eligible Institution.

          The Servicer shall bear any expenses, losses or damages sustained by the Master Servicer, the Indenture Trustee or the Issuer if the Custodial Account and/or the Escrow Account are not demand deposit accounts.

          Section 3.11. Maintenance of Hazard Insurance.

          The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under Fannie Mae or Freddie Mac guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the

Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

          If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

          If a Mortgage Loan is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability and fidelity coverage, is being maintained in accordance with then current Fannie Mae or Freddie Mac requirements.

          In the event that the Master Servicer or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

          All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

          The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae or Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

          Pursuant to Section 3.04, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer’s normal servicing procedures as specified in Section 3.15) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.05.

          Notwithstanding anything set forth in the preceding paragraph, the Servicer agrees to indemnify the Trustee, the Certificateholders, the Master Servicer and the Trust Fund for any claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that any such indemnified party may sustain in any way related to the failure of the Mortgagor (or the Servicer) to maintain hazard insurance or flood insurance with respect to the related Mortgaged Property which complies with the requirements of this section.

          Section 3.12. Maintenance of Mortgage Impairment Insurance.

          In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.11 and otherwise complies with all other requirements of Section 3.11, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.11. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.11, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Servicer’s funds, without reimbursement therefor. Upon request of the Master Servicer or the Indenture Trustee, the Servicer shall cause to be delivered to such person a certificate of insurance of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer and the Indenture Trustee.

          Section 3.13. Maintenance of Fidelity Bond and Errors and Omissions Insurance.

          The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Sellers’ & Servicers’ Guide. Upon the request of the Master Servicer or the Indenture Trustee, the Servicer shall cause to be delivered to such party a certificate of insurance for such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer and the Indenture Trustee.

          Section 3.14. Inspections.

          The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer in accordance with Accepted Servicing Practices to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 45 days delinquent, the Servicer promptly shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. Upon request, the Servicer shall produce an electronic report of each such inspection.

          Section 3.15. Restoration of Mortgaged Property.

          The Servicer need not obtain the approval of the Master Servicer or the Indenture Trustee prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $15,000, at a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

          (i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

          (ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

          (iii) the Servicer shall verify that the Mortgage Loan is not in default; and

          (iv) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

          Section 3.16. Maintenance of PMI and/or LPMI Policy; Claims.

          (a) The Servicer shall comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time. The Servicer shall be obligated to make premium payments with respect to PMI Policies required to be maintained by the Mortgagor rather than the Seller, if the Mortgagor is required but fails to pay any PMI Policy premium, which shall be paid from the Servicer’s own funds. The Servicer shall not be required to make any premium payments with respect to LPMI Policies. Any premium payments made by the Servicer from its own funds pursuant to this Section 3.16(a) shall be recoverable by the Servicer as a Servicing Advance, subject to the reimbursement provisions of Section 3.04(iv).

          With respect to each Mortgage Loan (other than LPMI Loans) with a loan-to-value ratio at origination in excess of 80%, the Servicer shall maintain or cause the Mortgagor to maintain (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance) in full force and effect a PMI Policy, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level. The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreements entered into or to be entered into with respect to a Mortgage Loan, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

          (b) With respect to each Mortgage Loan covered by a PMI Policy or LPMI Policy, the Servicer shall take all such actions on behalf of the Indenture Trustee as are necessary to service, maintain and administer the related Mortgage Loan in accordance with such Policy and to enforce the rights under such Policy. Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Indenture Trustee to do anything it deems appropriate or desirable in connection with the servicing, maintenance and administration of such Policy; provided that the Servicer shall not take any action to permit any modification or assumption of a Mortgage Loan covered by an LPMI Policy or PMI Policy, or take any other action with respect to such Mortgage Loan, which would result in non-coverage under such Policy of any loss which, but for actions of any Servicer or the subservicer, would have been covered thereunder. If the Qualified Insurer fails to pay a claim under an LPMI Policy or PMI Policy solely as a result of a breach by the Servicer or subservicer of its obligations hereunder or under such Policy, the Servicer shall be required to deposit in the Custodial Account on or prior to the next succeeding Remittance Date an amount equal to such unpaid claim from its own funds without any rights to reimbursement from the Trust. The Servicer shall cooperate with the Qualified Insurers and shall furnish all reasonable evidence and information in the possession of the Servicer to which the Servicer has access with respect to the related Mortgage Loan; provided, however, notwithstanding anything to the contrary contained in any LPMI Policy or PMI Policy, the Servicer shall not be required to submit any reports to the related Qualified Insurer until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from the Seller to appropriately code its servicing systems in accordance with the Qualified Insurer’s requirements.

          (c) In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Indenture Trustee, claims to the Qualified Insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Servicer under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account pursuant to Section 3.03(xii), subject to withdrawal pursuant to Section 3.04.

          (d) The Trustee shall furnish the Servicer with any powers of attorney and other documents (within three (3) Business Days upon request from the Servicer) in form as provided to it necessary or appropriate to enable the Servicer to service and administer any PMI or LPMI Policy; provided, however, that the Trustee shall not be liable for the actions of the Servicer under such power of attorney unless such actions of the Servicer are performed at, and in accordance with, the written direction of the Trustee.

          (e) The Servicer shall deposit into the Custodial Account pursuant to Section 3.03(v) hereof, all Insurance Proceeds received under the terms of a PMI Policy or a LPMI Policy.

          (f) Notwithstanding the provisions of (a) and (b) above, the Servicer shall not take any action in regard to any PMI Policy or LPMI Policy inconsistent with the interests of the Indenture Trustee or the Securityholders or with the rights and interests of the Indenture Trustee or the Securityholders under this Agreement.

          Section 3.17. Title, Management and Disposition of REO Property.

          In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Indenture Trustee or its nominee in trust for the benefit of the Securityholders, or in the event the Indenture Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the

Servicer (with a copy delivered to the Indenture Trustee) from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Indenture Trustee shall acknowledge in writing that such title is being held as nominee for the Indenture Trustee.

          The Servicer shall manage, conserve, protect and operate each REO Property for the Indenture Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Indenture Trustee and the Securityholders.

          If the Servicer hereafter becomes aware that a Mortgaged Property is an Environmental Problem Property, the Servicer will notify the Master Servicer of the existence of the Environmental Problem Property. Additionally, the Servicer shall set forth in such notice a description of such problem, a recommendation to the Master Servicer relating to the proposed action regarding the Environmental Problem Property, and the Servicer shall carry out the recommendation set forth in such notice unless otherwise directed by the Master Servicer in writing within five (5) days after its receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 9.04 below. Notwithstanding the foregoing, the Servicer shall obtain the Master Servicer’s written consent to any expenditures proposed to remediate Environmental Problem Properties or to defend any claims associated with Environmental Problem Properties if such expenses, in the aggregate, are expected to exceed $100,000. Failure to provide written notice of disapproval of the expenditure within five (5) days of receipt (or deemed receipt) of such request for prepaid expenditures shall be deemed an approval of such expenditure. If the Servicer has received reliable instructions to the effect that a Property is an Environmental Problem Property (e.g., Servicer obtains a broker’s price opinion which reveals the potential for such problem), the Servicer will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation for the Property satisfactory to the Master Servicer.

          In the event that the Issuer, subject to the lien of the Indenture Trustee, acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Issuer, subject to the lien of the Indenture Trustee, unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service (and provided a copy of the same to the Indenture Trustee and the Master Servicer) to the effect that, under the FASIT Provisions and any relevant proposed legislation and under applicable state law, the Trust FASIT may hold REO Property for a longer period without adversely affecting the FASIT status of any FASIT formed pursuant to the Trust Agreement or causing the imposition of a federal or state tax upon any such FASIT. If the Servicer has received such an extension (and provided a copy of the same to the Indenture Trustee and the Master Servicer), then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending three months before the end of such third taxable year after its acquisition by the Issuer, subject to the lien of the Indenture Trustee, or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three-year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value, or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Indenture Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Issuer, subject to the lien of the Indenture Trustee, to request such grant of extension.

          Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Issuer, subject to the lien of the Indenture Trustee, shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Issuer, subject to the lien of the Indenture Trustee, in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860L(c)(3) of the Code; or (ii) subject any FASIT formed pursuant to the Trust Agreement to the imposition of any federal income taxes on the income earned from such REO Property, unless the Servicer has agreed to indemnify and hold harmless the Issuer and the Indenture Trustee with respect to the imposition of any such taxes.

          The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Trust Fund. Notwithstanding the previous sentence, prior to acceptance by the Servicer of an offer to sell any REO Property for a sale price that is less than 90% of the unpaid principal balance of the related Mortgage Loan, the Servicer shall notify the Master Servicer of such offering in writing which notification shall set forth all material terms of said offer (each a “Notice of Sale”). The Master Servicer shall be deemed to have approved the sale of any REO Property unless it notifies the Servicer in writing within five (5) Business Days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Servicer shall not proceed with such sale. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account.

          The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

          The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid

Wells Fargo Servicing Fees and unreimbursed advances made pursuant to this Section or Section 4.03.

          The Servicer shall make advances of all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10, such advances to be reimbursed from the disposition or liquidation proceeds of the REO Property. The Servicer shall make monthly distributions on each Remittance Date to the Master Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 3.17 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

          Section 3.18. Real Estate Owned Reports.

          Together with the statement furnished pursuant to Section 4.02, the Servicer shall furnish to the Master Servicer and the Credit Risk Manager on or before the Remittance Date in each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as either the Master Servicer or the Credit Risk Manager shall reasonably request.

          Section 3.19. Liquidation Reports.

          Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Indenture Trustee pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Indenture Trustee and the Master Servicer a liquidation report with respect to such Mortgaged Property. In addition, the Servicer shall provide the Master Servicer a report setting forth Servicing Advances and other expenses incurred in connection with the liquidation of any Mortgage Loan.

          Section 3.20. Reports of Foreclosures and Abandonments of Mortgaged Property.

          Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

          Section 3.21. Prepayment Charges.

          The Servicer or any designee of the Servicer shall not waive any Prepayment Charge with respect to any Mortgage Loan which contains a Prepayment Charge which prepays during the term of the charge. If the Servicer or its designee fails to collect the Prepayment Charge upon any prepayment of any Mortgage Loan which contains a Prepayment Charge, the Servicer shall pay to the Master Servicer at such time (by deposit to the Custodial Account) an amount equal to amount of the Prepayment Charge which was not collected. Notwithstanding the above, the Servicer or its designee may waive (and shall waive, in the case of (ii)(c) below) a

Prepayment Charge without paying the Master Servicer the amount of the Prepayment Charge if (i) the Mortgage Loan is in default (defined as 61 days or more delinquent) and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (ii) if the prepayment is not a result of a refinance by the Servicer or any of its affiliates and (a) the Mortgage Loan is foreseen to be in default and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, (b) the collection of the Prepayment Charge would be in violation of applicable laws or (c) notwithstanding any state or federal law to the contrary, any Prepayment Charge in any instance when a Mortgage Loan is in foreclosure.

          Section 3.22. Confidentiality/Protecting Customer Information.

          Each party agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of Customer Information shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including, if applicable, maintaining security measures designed to meet the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616 and complying with the privacy regulations under Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., and the rules promulgated thereunder. For purposes of this Section, “Customer Information” means any personal information concerning a Mortgagor that is disclosed by one party to this Agreement to the other.

          Section 3.23. Credit Reporting.

          For each Mortgage Loan, the Servicer has and shall continue to accurately and fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to each of the following credit repositories: Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis. In addition, with respect to any Mortgage Loan serviced for a Fannie Mae pool, the Servicer shall transmit full credit reporting data to each of such credit repositories in accordance with Fannie Mae Guide Announcement 95-19 (November 20, 1995), a copy of which is attached hereto as Exhibit F, reporting each of the following statuses, each month with respect to a Mortgage Loan in a Fannie Mae pool: New origination, current, delinquent (30-60-90-days, etc) foreclosed or charged off.

          Section 3.24. Superior Liens.

          The Servicer shall monitor the status of each Superior Lien in accordance with Accepted Servicing Practices. If necessary to comply with Accepted Servicing Practices and permitted by applicable law, the Servicer shall file (or cause to be filed) a request for notice of any action by a superior lienholder under a Superior Lien for the protection of the Trust Fund’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption.

          If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the Superior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Indenture Trustee, whatever actions are necessary to protect the interests of the Trust Fund in accordance with Accepted Servicing Practices. The Servicer shall not make such a Servicing Advance except to the extent that it determines in its reasonable good faith judgment that such advance would be recoverable from Liquidation Proceeds on the related Mortgage Loan and in no event in an amount that is greater than the then outstanding principal balance of the related Mortgage Loan. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

          Section 3.25. Foreclosure Restricted Loans.

          Within ten (10) Business Days of the Servicer becoming aware that the first formal legal proceedings for foreclosure (or deed-in-lieu of foreclosure or similar) are instituted with respect to any Foreclosure Restricted Loan on or before the first anniversary of the Closing Date (provided that such proceedings are instituted in a timely manner in accordance with the terms of this Agreement and with Accepted Servicing Practices), the Servicer shall notify the Master Servicer. Upon receipt of such notification, the Seller must, pursuant to the terms of the Mortgage Loan Sale Agreement and within five (5) Business Days thereafter, either repurchase the Foreclosure Restricted Loan or substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan. If the Seller shall fail to repurchase or substitute for such Foreclosure Restricted Loan within five (5) Business Days, the Servicer shall continue foreclosure proceedings consistent with the terms of this Agreement and Accepted Servicing Practices. Solely for clarification purposes, Accepted Servicing Practices shall not permit the Servicer to delay foreclosure (or deed-in-lieu of foreclosure or similar) proceedings if a purpose of such delay is to avoid the notice, purchase or substitution obligations described herein.

ARTICLE IV.

PAYMENTS TO THE MASTER SERVICER

          Section 4.01. Remittances.

          On each Remittance Date, no later than 5:00 p.m. New York City time, the Servicer shall remit on a scheduled/scheduled basis by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.04), plus (b) all Monthly Advances, if any, which the Servicer is obligated to make pursuant to Section 4.03, minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Principal Prepayment Period, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 3.03(vii), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Monthly Payment.

          With respect to any remittance received by the Master Servicer after the second Business Day following the Business Day on which such remittance payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Indenture Trustee or the Master Servicer.

          All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

JPMorgan Chase Bank,
New York, New York
ABA#: 021-000-021
Account Name: Aurora Loan Services Inc.
                    Master Servicing Payment Clearance Account
Account Number: 066-611059
Beneficiary: Aurora Loan Services Inc.
For further credit to: SASCO 2004-GEL2

          Section 4.02. Statements to Master Servicer.

          Not later than the tenth (10th) calendar day of each month, the Servicer shall furnish to the Master Servicer (i) a monthly remittance advice in the Fidelity (or any successor thereto) S50Y format (or in such other formats mutually agreed to between the Servicer and the Master Servicer), such advice relating to the period ending on the last day of the preceding calendar month. The format of this monthly reporting may be amended from time to time to the extent necessary to comply with applicable law or the terms of the Transfer and Servicing Agreement.

          Such monthly remittance advice shall also be accompanied by a supplemental report provided to the Master Servicer and the Seller which includes on an aggregate basis for the previous Due Period (i) the amount of claims filed on any LPMI Policy, (ii) the amount of any claim payments made on any LPMI Policy, (iii) the amount of claims denied or curtailed on any LPMI Policy and (iv) policies cancelled with respect to those Mortgage Loans covered by any LPMI Policy purchased by the Seller on behalf of the Issuer, subject to the lien of the Indenture Trustee.

          The Servicer shall prepare and file any and all usual and customary tax returns, information statements or other filings required to be delivered to any governmental taxing authority, the Indenture Trustee or its designee pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Indenture Trustee with such information concerning the Mortgage Loans as is necessary for the Trustee to prepare federal income tax returns as the Indenture Trustee may reasonably request from time to time. Such obligation of the Servicer shall be deemed satisfied to the extent that substantially comparable information has been provided by the Servicer throughout the calendar year.

          Section 4.03. Monthly Advances by Servicer.

          On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution, or both, an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than remittances to the Master Servicer required to be made on such Remittance Date. The Servicer shall keep appropriate records of such amounts and will provide such records to the Master Servicer upon reasonable request.

          The Servicer’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

          Section 4.04. Due Dates Other Than the First of the Month.

          Mortgage Loans having Due Dates other than the first day of a month shall be accounted for as described in this Section 4.04. Any payment due on a day other than the first day of each month shall be considered due on the first day of the month following the month in which that payment is due as if such payment were due on the first day of said month. For example, a payment due on August 15 shall be considered to be due on September 1 of said month. Any payment collected on a Mortgage Loan after the Cut-off Date shall be deposited in the Custodial Account. For Mortgage Loans with Due Dates on the first day of a month, deposits to the Custodial Account begin with the payment due on the first of the month following the Cut-off Date.

ARTICLE V.

GENERAL SERVICING PROCEDURES

          Section 5.01. Transfers of Mortgaged Property.

          The Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy or LPMI Policy, if any.

          If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the seller of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the seller of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Servicer for entering into an assumption agreement, such fee will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

          To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by the Servicer, its affiliates or Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

          Section 5.02. Satisfaction of Mortgages and Release of Mortgage Files.

          Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Master Servicer in the Monthly Remittance Advice as provided in

Section 4.02, and may request the release of any Mortgage Loan Documents from the Seller in accordance with this Section 5.02 hereof.

          If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Seller, the Indenture Trustee or the Issuer may have under the mortgage instruments, the Servicer shall deposit into the Custodial Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Remittance Date in the month following the date of such release. The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 3.13 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

          Section 5.03. Servicing Compensation.

          As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall retain the relevant Wells Fargo Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month or part thereof. Such Wells Fargo Servicing Fee shall be payable monthly. Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer and is not required to be deposited in the Custodial Account. The obligation of the Seller to pay the Wells Fargo Servicing Fee is limited to, and the Wells Fargo Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Monthly Payment collected by the Servicer. The aggregate Wells Fargo Servicing Fees for any month with respect to the Mortgage Loans shall be reduced by the aggregate Prepayment Interest Shortfall Amount for such month. The Servicer shall be obligated to pay the aggregate Prepayment Interest Shortfall Amount for any month to the extent not covered by the aggregate Wells Fargo Servicing Fees for such month up to a maximum of the aggregate General Servicing Fees for such month. The Servicer shall be entitled to recover any unpaid Wells Fargo Servicing Fee and the Seller shall be entitled to recover the Seller Remittance Amount, to the extent not remitted, out of Insurance Proceeds, Condemnation Proceeds, REO Disposition Proceeds or Liquidation Proceeds to the extent permitted in Section 3.04 and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.17.

          The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

          Section 5.04. Annual Audit Report.

          On or before February 28 of each year, beginning with February 28, 2005, the Servicer shall, at its own expense, cause a firm of independent public accountants (who may also render other services to the Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Master Servicer and the party required to provide a certification directly to the Securities and Exchange Commission pursuant to Sarbanes-Oxley (as defined below) (the “Sarbanes Certifying Party”) to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar in nature to the Mortgage Loans and that such firm is of the opinion that the provisions of this or similar Agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or such other attestation program as may be required by applicable law or regulation, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. The Seller shall cause the Depositor to provide a copy of such report to the Indenture Trustee. By providing the Master Servicer and the Sarbanes Certifying Party a copy of a Uniform Single Attestation Program Report from their independent public accountants on an annual basis, the Servicer shall be considered to have fulfilled its obligations under this Section 5.04.

          Section 5.05. Annual Officer’s Certificate.

          (a) The Servicer shall deliver to the Master Servicer and the Sarbanes Certifying Party, on or before February 28, each year beginning February 28, 2005, an Officer’s Certificate or such other certificates as may be required under applicable law or regulation, stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement or similar agreements has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default. The Seller shall cause the Depositor to provide a copy of such report to the Indenture Trustee.

          (b) For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended, (“Sarbanes-Oxley”) is required to be given on behalf of the Issuer, no later than February 28 of each year, beginning February 28, 2005, (or if not a Business Day, the immediately preceding Business Day), or at any other time that the Sarbanes Certifying Party provides a certification pursuant to Sarbanes-Oxley, and upon thirty (30) days’ written request of such certifying party, an officer of the Servicer shall execute and deliver an Officer’s Certificate to the Sarbanes Certifying Party for the benefit of the Indenture Trustee and such Sarbanes Certifying Party, its officers, directors and affiliates, in the form of Exhibit E hereto or as may be required by applicable law or regulation.

          Section 5.06. Inspection.

          The Servicer shall provide the Indenture Trustee and the Master Servicer, upon reasonable advance notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish to the Indenture Trustee and the Master Servicer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

ARTICLE VI.

REPRESENTATIONS, WARRANTIES AND AGREEMENTS

          Section 6.01. Representations, Warranties and Agreements of the Servicer.

          The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Master Servicer, the Depositor, the Issuer and the Indenture Trustee, as of the Closing Date:

          (a) Due Organization and Authority. The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

          (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

          (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer’s charter or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

          (d) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

          (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the Closing Date;

          (g) No Default. The Servicer is not in default, and no event or condition exists that after the giving of notice or lapse of time or both, would constitute an event of default under any material mortgage, indenture, contract, agreement, judgment, or other undertaking, to which the Servicer is a party or which purports to be binding upon it or upon any of its assets, which default could impair materially the ability of the Servicer to perform under the terms of this Agreement;

          (h) Ability to Service. The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans for either Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with either Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either of Fannie Mae or Freddie Mac;

          (i) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading; and

          (j) No Commissions to Third Parties. The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Seller.

          (k) Fair Credit Reporting Act. The Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis.

          Section 6.02. Remedies for Breach of Representations and Warranties of the Servicer.

          It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of the related Closing Date or Servicing Transfer Date, as applicable, hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Master Servicer, the Issuer and the Indenture Trustee. Upon discovery by any of the Servicer, the Master Servicer or the Indenture Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interests of the Master Servicer, the Issuer or the Indenture Trustee, the party discovering such breach shall give prompt written notice to the other.

          Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 6.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Indenture Trustee’s or the Master Servicer’s option, assign the Servicer’s rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer. Such assignment shall be made in accordance with Sections 8.01 and 8.02.

          In addition, the Servicer shall indemnify the Master Servicer, the Indenture Trustee and the Issuer and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in Section 6.01.

          Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 6.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Master Servicer, the Depositor or the Indenture Trustee to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Master Servicer or the Indenture Trustee for compliance with this Agreement.

          Section 6.03. Additional Indemnification by the Servicer.

          The Servicer shall indemnify the Master Servicer, the Depositor, the Indenture Trustee and the Issuer and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (collectively, the “Liabilities”) that the indemnified party may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in accordance with the terms of this Agreement (including, but not limited to its obligation to provide the certification pursuant to Section 5.05 hereunder) or for any inaccurate or misleading information provided in the certification pursuant to Section 5.05. The Servicer shall immediately notify the Master Servicer, the Depositor, the Indenture Trustee or the Issuer if

a claim is made by a third party with respect to this Agreement or the Mortgage Loans that may result in such Liabilities, and the Servicer shall assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from the such indemnified party in connection with such claim. The Servicer shall be reimbursed promptly by the Issuer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Servicer’s indemnification pursuant to Section 6.02, or the failure of the Servicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement. In the event a dispute arises between the Servicer and an indemnified party with respect to any of the rights and obligations of the parties pursuant to this Agreement, and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all attorney’s fees and other costs and expenses related to the adjudication of said dispute.

          Section 6.04. Indemnification with Respect to Certain Taxes and Loss of FASIT Status.

          In the event that any FASIT fails to qualify as a FASIT, loses its status as a FASIT, or incurs federal, state or local taxes as a result of a prohibited transaction under the FASIT Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Holder of the Owner Certificate, the Master Servicer, the Indenture Trustee and the Issuer against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Indenture Trustee, the Master Servicer, the Depositor or the Holder of such Owner Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Owner Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Owner Certificate, the Indenture Trustee and the Issuer now or hereafter existing at law or in equity or otherwise. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Securityholders (in addition to payment of principal and interest on the Notes).

ARTICLE VII.

THE SERVICER

          Section 7.01. Merger or Consolidation of the Servicer.

          The Servicer shall keep in full effect its existence and rights and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

          Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, and (ii) which is a Fannie Mae- and Freddie Mac-approved servicer in good standing.

          Section 7.02. Limitation on Liability of the Servicer and Others.

          Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Master Servicer, the Depositor or the Indenture Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

          Section 7.03. Limitation on Resignation and Assignment by the Servicer.

          This Agreement has been entered into with the Servicer in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, except as expressly provided in this Section 7.03 and Sections 3.20, 7.01 and 7.04, the Servicer shall neither assign its rights under this

Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the Seller, the Master Servicer and the Indenture Trustee, which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of the Seller, the Master Servicer and Indenture Trustee and which consent, in the case of a sale or disposition of all or substantially all of the property or assets of the Servicer, shall not be unreasonably withheld by any of them; provided, that in each case, there must be delivered to the Seller, the Master Servicer and the Indenture Trustee a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes. Notwithstanding the foregoing, the Servicer, without the consent of the Seller, the Master Servicer or the Indenture Trustee, may retain third party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions; provided, that the retention of such contractors by Servicer shall not limit the obligation of the Servicer to service the Mortgage Loans pursuant to the terms and conditions of this Agreement.

          The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Master Servicer and the Indenture Trustee or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller, the Master Servicer and the Indenture Trustee, which Opinion of Counsel shall be in form and substance reasonably acceptable to each of them. No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 8.01.

          Without in any way limiting the generality of this Section 7.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, except to the extent permitted by and in accordance with this Section 7.03 and Sections 3.20, 7.01 and 7.04, without the prior written consent of the Seller, the Master Servicer and the Indenture Trustee, then such parties shall have the right to terminate this Agreement upon notice given as set forth in Section 8.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

ARTICLE VIII.

TERMINATION

          Section 8.01. Termination for Cause.

          (a) Any of the following occurrences shall constitute an event of default (each, an “Event of Default”) on the part of the Servicer:

               (i) any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer; or

               (ii) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of five (5) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer; or

               (iii) failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located; or

               (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

               (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

               (vii) the Servicer ceases to meet the qualifications of a Fannie Mae or Freddie Mac lender/servicer; or

               (viii) the Servicer attempts to assign the servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in a manner not permitted under this Agreement; or

               (ix) if any of the Rating Agencies reduces or withdraws the rating of any of the Certificates due to a reason attributable to the Servicer or (y) the Servicer’s residential primary servicer rating for servicing of subprime loans issued by any of the Rating Agencies is reduced below its rating in effect on the Closing Date or withdrawn; or

               (x) the net worth of the Servicer shall be less than $25,000,000.

          In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Master Servicer or the Indenture Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Master Servicer or the Indenture Trustee, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

          Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Indenture Trustee or the Master Servicer, as the case may be, with the consent of the other party. Upon written request from the Master Servicer, the Servicer shall prepare, execute and deliver to the successor entity designated by the Master Servicer any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense. The Servicer shall cooperate with the Seller, the Master Servicer, the Indenture Trustee and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

          By a written notice, the Indenture Trustee or the Master Servicer, with the consent of the other parties, may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

          Section 8.02. Termination Without Cause.

          This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage Loan to the Master Servicer (or advances by the Servicer for the same), and (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder, or (ii) mutual consent of the Servicer, the Seller and the Master Servicer in writing provided such termination is also acceptable to the Rating Agencies and the Indenture Trustee or (iii) with respect to some or all of the Mortgage Loans, at the sole option of the Seller, without cause, upon 60 days written notice. Any such notice of termination shall be in writing and delivered to the Indenture Trustee, the Master Servicer and the Servicer by registered mail to the address set forth in Section 9.04 of this Agreement. The Servicer shall comply with the termination procedures set forth in Sections 8.01, 8.02 and 9.01 hereof.

          In the event the Seller terminates the Servicer without cause with respect to some or all of the Mortgage Loans, the Seller shall be required to pay to the Servicer a Termination Fee in an amount equal to the product of (i) the Termination Fee Percentage and (ii) the outstanding principal balance of the terminated Mortgage Loans as of the date of such termination.

          Section 8.03. (Reserved.)

          Section 8.04. Termination for Distressed Mortgage Loans.

          (a) Subject to the requirements set forth in this Section 8.04, the Seller may terminate this Agreement with the prior consent of the Indenture Trustee and the Master Servicer, with respect to the servicing of those Mortgage Loans that are determined to be Distressed Mortgage Loans and in such event servicing of such Mortgage Loans shall be transferred to the Special Servicer. The appointment of a Special Servicer by the Seller and the execution of a special servicing agreement between the Seller and the Special Servicer shall be subject to the consent of the Indenture Trustee and the Master Servicer and the receipt of confirmation from the Rating Agencies that the transfer of servicing to the Special Servicer shall not result in a reduction of any rating previously given by such Rating Agency to any Note. Any monthly fee paid to the Special Servicer in connection with any Mortgage Loan serviced by such Special Servicer shall not exceed one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such Mortgage Loan. All unreimbursed Wells Fargo Servicing Fees, Servicing Advances and Monthly Advances owing to the Servicer relating to such Distressed Mortgage Loans shall be reimbursed and paid to the Servicer by the successor Special Servicer upon such transfer to the Special Servicer.

          (b) All reasonable costs and expenses incurred in connection with a transfer of servicing to the Special Servicer including, without limitation, the costs and expenses of the Indenture Trustee or any other Person in connection with such transfer including the transfer of the Servicing Files and the other necessary data to the Special Servicer, shall be paid by the Seller from its own funds without reimbursement. The Seller shall be responsible for the delivery of all required transfer notices and will send a copy of the transfer notice to the Indenture Trustee.

          (c) No Termination Fee shall be payable to the Servicer upon a termination pursuant to this Section 8.04.

ARTICLE IX.

MISCELLANEOUS PROVISIONS

          Section 9.01. Successor to the Servicer.

          Simultaneously with the termination of the Servicer’s responsibilities and duties under this Agreement (a) pursuant to Sections 6.02, 6.04, 7.03, 8.01 or 8.02, the Master Servicer shall (i) within 90 days of the Servicer’s notice of such termination, succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement; or (b) pursuant to a termination under Section 8.02(iii) or Section 8.03, the Seller shall appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer shall be subject to the approval of the Master Servicer. Any approval of a successor servicer by the Master Servicer and, to the extent required by the Transfer and Servicing Agreement, the Indenture Trustee, shall, if the successor servicer is not at that time a servicer of other Mortgage Loans for the Trust, be conditioned upon the receipt by the Master Servicer, the Seller and the Indenture Trustee of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes. In connection with such appointment and assumption, the Master Servicer or the Seller, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 9.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 6.01 and the remedies available to the Master Servicer, the Indenture Trustee and the Seller under Sections 6.02, 6.03 and 6.04, it being understood and agreed that the provisions of such Sections 6.01, 6.02, 6.03 and 6.04 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement. Neither the Master Servicer, in its capacity as successor servicer, nor any other successor servicer shall be responsible for the lack of information and/or documents that it cannot otherwise obtain through reasonable efforts.

          Within a reasonable period of time, but in no event longer than 90 days following notice of termination pursuant to Section 8.02(iii) or 30 days following notice of termination pursuant to Sections 8.01 or 8.02(ii), the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of any Mortgage Notes and the related documents. The Servicer shall cooperate with the Indenture Trustee, the Master Servicer or the Seller, as applicable, and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

          Any successor appointed as provided herein shall execute, acknowledge and deliver to the Indenture Trustee, the Servicer, the Master Servicer and the Seller an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 6.01 and provide for the same remedies set forth in Sections 6.02, 6.03 and 6.04 herein and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 6.02, 7.03, 8.01, 8.02 or 8.03 shall not affect any claims that the Seller, the Master Servicer or the Indenture Trustee may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation. In addition, in the event any successor servicer is appointed pursuant to Section 8.02(iii) of this Agreement, such successor servicer must satisfy the conditions relating to the transfer of servicing set forth in the Transfer and Servicing Agreement.

          The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

          Upon a successor’s acceptance of appointment as such, it shall notify the Indenture Trustee, the Seller and Master Servicer and the Depositor of such appointment in accordance with the procedures set forth in Section 9.04.

          Section 9.02. Costs.

          The Seller shall pay the legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by (i) the terminated or resigning servicer if such termination or resignation is a result of an occurrence of a termination event under Section 8.01 or a Trigger Event under Section 8.03, (ii) the related Seller if such termination is pursuant to Section 8.02(iii) and (iii) in all other cases by the Trust Fund. Subject to Section 2.02, the Seller, on behalf of the Depositor, shall pay the costs associated with the preparation, delivery and recording of Assignments of Mortgages by the Servicer.

          Section 9.03. Protection of Confidential Information.

          The Servicer shall keep confidential and shall not divulge to any party, without the Seller’s prior written consent, any nonpublic information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

          Section 9.04. Notices.

          All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):

(i)	if to the Seller:

Lehman Brothers Holdings Inc. 745 Seventh Avenue, 5th Floor New York, New York 10019 Attention: Manager, Contract Finance Telephone: (212) 526-7000 Facsimile: (212) 526-8950

(ii)	if to the Servicer:

Wells Fargo Bank, N.A. 1 Home Campus Des Moines, Iowa 50328-0001 Attention: John B. Brown Telephone: (515) 213-7071 Facsimile: (515) 213-7121

with a copy to:

Wells Fargo Bank, N.A. 1 Home Campus Des Moines, Iowa 50328-0001 Attention: General Counsel Telephone: (515) 213-4762 Facsimile: (515) 213-5192

(iii)	if to the Master Servicer:

Aurora Loan Services Inc. 2530 South Parker Road, Suite 601 Aurora, Colorado 80014 Attention: E. Todd Whittemore Telephone: (303) 632-3422 Facsimile: (303) 632-4287

(iv)	if to the Indenture Trustee:

U.S. Bank National Association 60 Livingston Avenue, EP-MN-WS3D St. Paul, Minnesota 55107 Attention: Structured Finance Department/SASCO 2004-GEL2

(v)	if to the Issuer:

SASCO Mortgage Loan Trust 2004-GEL2 c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890 Attention: Corporate Trust Administration Fax: (302) 636-4140

(vi)	if to the Credit Risk Manager:

The Murrayhill Company 1700 Lincoln Street, Suite 1600 Denver, Colorado 80203 Attention: General Counsel (SASCO 2004-GEL2) Telephone: (720) 947-6947

Facsimile: (720) 947-6598

          Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

          Section 9.05. Severability Clause.

          Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

          Section 9.06. No Personal Solicitation.

          From and after the Closing Date, the Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer’s behalf, to personally, by telephone or mail, solicit the borrower or obligor under any related Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Indenture Trustee. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Indenture Trustee pursuant hereto on the Closing Date and the Servicer shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Servicer or any affiliate of the Servicer which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 9.06. Notwithstanding anything to the contrary, this Section 9.06 shall not prohibit the Servicer or its agents or affiliates from servicing the refinancing needs or other financial needs of a Mortgagor who without solicitation, contacts the Servicer or its agents or affiliates directly.

          Section 9.07. Counterparts.

          This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

          Section 9.08. Place of Delivery and Governing Law.

          This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Seller in the State of New York and shall be deemed to have been made in the State of New York. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 9.09. Further Agreements.

          The Seller and the Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

          Section 9.10. Intention of the Parties.

          It is the intention of the parties that the Seller is conveying, and the Servicer is receiving only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Issuer, subject to the lien of the Indenture Trustee, remains the sole and absolute owner of the Mortgage Loans (other than the servicing rights) and all rights related thereto.

          Section 9.11. Successors and Assigns; Assignment of Servicing Agreement.

          This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer, the Seller and the Master Servicer and their respective successors and assigns. This Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party except in accordance with Section 7.02.

          Section 9.12. Assignment by the Seller.

          The Seller shall assign (exclusive of the Seller’s rights arising under Section 8.02 or the Servicer’s rights under Sections 8.02(iii) or 8.03), its interest under this Agreement to the Depositor, which in turn shall assign such rights to the Issuer, which in turn shall assign its rights to the Indenture Trustee, and the Indenture Trustee then shall succeed to all rights of the Seller under this Agreement.

          Section 9.13. Amendment.

          This Agreement may be amended from time to time by the Servicer and the Seller, with (i) the prior written consent of the Issuer, which in turn shall assign its rights to the Indenture Trustee and (ii) the written agreement signed by the Master Servicer, the Seller and the Servicer; provided that the party requesting such amendment shall, at its own expense, provide the Indenture Trustee, the Master Servicer and the Seller with an Opinion of Counsel that such amendment will not materially adversely affect the interest of the Securityholders in the Mortgage Loans. Any such amendment shall be deemed not to adversely affect in any material respect any the interest of the Securityholders in the Mortgage Loans, if the Indenture Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Notes (and any Opinion of Counsel received by the Indenture Trustee, the Master Servicer and the Seller in connection with any such amendment may rely expressly on such confirmation as the basis therefore); provided, however, this Agreement may be amended by the Servicer, the Seller, the Master Servicer and the Indenture Trustee from time to time without the delivery of an Opinion of Counsel described above to the extent necessary, in the judgment of the Seller and its counsel, to comply with the SEC Rules.

          Section 9.14. Waivers.

          No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

          Section 9.15. Exhibits.

          The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

          Section 9.16. Intended Third Party Beneficiaries.

          Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Issuer and the Indenture Trustee receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Indenture Trustee and the Issuer as if they were parties to this Agreement, and the Indenture Trustee and the Issuer shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement or the Credit Risk Management Agreement. Notwithstanding the foregoing, all rights of the Indenture Trustee and the Issuer hereunder and all rights and obligations of the Master Servicer hereunder (other than the right to indemnification) shall terminate upon the termination of the Trust pursuant to the Trust Agreement.

          Section 9.17. General Interpretive Principles.

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

          (c) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (f) the term “include” or “including” shall mean by reason of enumeration.

          Section 9.18. Reproduction of Documents.

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          IN WITNESS WHEREOF, the Servicer, the Seller and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

LEHMAN BROTHERS HOLDINGS INC.,
as Seller

By:	/s/ Stanley Labanowski

Name: Stanley Labanowski Title: Authorized Signatory

WELLS FARGO BANK, N.A.,
as Servicer

By:	/s/ Alan W. Jones

Name: Alan W. Jones Title: Vice President

AURORA LOAN SERVICES INC.,
as Master Servicer

By:	/s/ E. Todd Whittemore

Name: E. Todd Whittemore Title: Executive Vice President

Acknowledged By:

SASCO MORTGAGE LOAN TRUST 2004-GEL2

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/ Linda C. Mack

Name: Linda C. Mack
Title: Financial Services Officer

U.S. BANK NATIONAL ASSOCIATION
as Indenture Trustee

By:	Charles F. Pedersen

Name: Charles F. Pedersen
Title: Vice President

EXHIBIT A

MORTGAGE LOAN SCHEDULE

(Including Prepayment Charge Schedule)

A-1

EXHIBIT B

CUSTODIAL ACCOUNT CERTIFICATION

_____________ __, ____

          Wells Fargo Bank, N.A. hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 3.03 of the Subservicing Securitization Agreement, dated as of June 1, 2004.

Title of Account:	“Wells Fargo Bank, N.A. in trust for U.S. Bank National Association, as Indenture Trustee for the SASCO Mortgage Loan Trust 2004-GEL 2 Mortgage Backed Notes, Series 2004-GEL2.”

Account Number:	.

Address of office or branch of the Servicer at which account is maintained:

Wells Fargo Bank, N.A.
Servicer

By:

Name:

Title:

Date:

B-1

EXHIBIT C

ESCROW ACCOUNT CERTIFICATION

_____________ ___, ____

          Wells Fargo Bank, N.A. hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 3.03 of the Subservicing Securitization Agreement, dated as of June 1, 2004.

Title of Account:	“Wells Fargo Bank, N.A. in trust for U.S. Bank National Association, as Indenture Trustee for the SASCO Mortgage Loan Trust 2004-GEL2 Mortgage Backed Notes, Series 2004-GEL2.”

Account Number:	.

Address of office or branch of the Servicer at which account is maintained:

Wells Fargo Bank, N.A.
Servicer

By:

Name:

Title:

Date:

C-1

EXHIBIT D-1

SASCO 2004-GEL2 TRANSFER AND SERVICING AGREEMENT

[See Exhibit 99.2]

D-1

EXHIBIT D-2

SASCO 2004-GEL2 INDENTURE

[See Exhibit 4.2]

D-2

EXHIBIT E

FORM OF CERTIFICATION

I,           , Vice President of Wells Fargo Bank, N.A. (the “Servicer”), certify to [identify the company submitting to SEC], and its officers, directors, agents and affiliates (in its role as [identify role] the “Sarbanes Certifying Party”), and with the knowledge and intent that they will rely upon this certification, that:

(i)	Based on my knowledge, the information relating to the Mortgage Loans and the servicing thereof submitted by the Servicer to the Sarbanes Certifying Party which is used in connection with preparation of the reports on Form 8-K and the annual report on Form 10-K filed with the SEC with respect to each transaction listed on the attached Exhibit A, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

(ii)	The servicing information required to be provided to the Sarbanes Certifying Party by the Servicer under the relevant servicing agreements has been provided to the Sarbanes Certifying Party;

(iii)	I am responsible for reviewing the activities performed by the Servicer under the relevant servicing agreements and based upon the review required by the relevant servicing agreements, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Sarbanes Certifying Party, the Servicer has, as of the date of this certification fulfilled its obligations under the relevant servicing agreements; and

(iv)	I have disclosed to the Sarbanes Certifying Party all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the relevant servicing agreements.

(v)	The Servicer shall indemnify and hold harmless the Sarbanes Certifying Party and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Certification or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Sarbanes Certifying Party, then the Servicer agrees that it shall contribute to the amount paid or payable by the Sarbanes Certifying Party as a result of the losses, claims, damages or liabilities of the Sarbanes Certifying Party in such proportion as is appropriate to reflect the relative fault of the Sarbanes Certifying Party on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Certification or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

E-1

          IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Servicer.

Dated:	By:
Name:
Title:

E-2

EXHIBIT F

FANNIE MAE GUIDE NO. 95-19

FANNIE MAE GUIDE 95-19

ANNOUNCEMENT

Reference

	¡	Selling	This announcement amends the guide(s) indicated.

	●	Servicing	Please keep it for reference until we issue a formal change.

Subject	“Full-File” Reporting to Credit Repositories

Part IV, Section 107, of the servicing Guide currently requires servicers to report only 90-day delinquencies to the four major credit repositories. To ensure that the repositories have up-to-date information for both servicing and origination activity, we have decided to begin requiring — as of the month ending March 31, 1996 — servicers to provide the credit repositories a “full-file” status report for the mortgages they service for us.

“Full-file” reporting requires that servicers submit a monthly report to each of the credit repositories to describe the exact status for each mortgage they service for us. The status reported generally should be the one in effect as of the last business day of each month. Servicers may, however, use a slightly later cut-off date — for example, at the and of the first week of a month — to assure that payment corrections, returned checks, and other adjustments related to the previous month’s activity can be appropriately reflected in their report for that month. Statuses that must be reported for any given mortgage include the following: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, and charged-off. (The credit repositories will provide the applicable codes for reporting these statuses to them.) A listing of each of the major repositories to which “full-file” status reports must be sent is attached.

Servicers are responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report. Servicers must respond promptly to any inquiries from borrowers regarding specific mortgage status information about them that was reported to the credit repositories.

Servicers should contact their Customer Account Team in their lead Fannie Mae regional office if they have any questions about this expanded reporting requirement.

Robert J. Engeletad
Senior Vice President – Mortgage and Lender Standards

11/20/95

FANNIE MAE GUIDE 95-19

ATTACHMENT 1

ANNOUNCEMENT

Major Credit Repositories

A “full-file” status report for each mortgage serviced for Fannie Mae must be sent to the following repositories each month (beginning with the month ending March 31, 1996):

Company	Telephone Number
Consumer Credit Associates, Inc.	Call (713) 595-1190, either extension
950 Threadneedle Street, Suite 200 Houston, Texas 77079-2903	150, 101, or 112, for all inquiries.

Equifax	Members that have an account number may call their local sales representative for all inquiries; lenders that need to set up an account should call (800) 685-5000 and select the customer assistance option.

TRW Information Systems & Services 601 TRW Parkway Allen, Texas 75002	Call (800) 831-5614 for all inquiries, current members should select option 3; lenders that need to set up an account should select Option 4.

Trans Union Corporation 555 West Adams Chicago, Illinois 60661	Call (312) 258-1818 to get the name of the local bureau to contact about setting up an account or obtaining other information.

11/20/95

EXHIBIT G

FORECLOSURE RESTRICTED LOANS

G-1